UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On April 1, 2016, Huntsman International LLC (“HI”), a wholly-owned subsidiary of Huntsman Corporation, entered into the Fifteenth Amendment to Credit Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other financial institutions party thereto.

Among other things, the Amendment provides for a new term loan facility to refinance existing term loans pursuant to the Credit Agreement in an aggregate principal amount of $550 million (the “2016 Term B Loans”), the net proceeds of which were used to repay in full HI’s Term C Dollar Loans due 2016 and 2015 Non-Extended Term B Dollar Loans due 2017.

The 2016 Term B Loans will mature on April 1, 2023, provided that the maturity date will accelerate if we do not repay, refinance or have a minimum level of liquidity available to enable us to repay certain of HI’s senior notes upon their maturity.  The 2016 Term B Loans will be subject to the same prepayment events, covenants and events of default as HI’s existing senior secured term loan facilities.

The 2016 Term B Loans bear interest at a rate per annum equal to an applicable margin plus, at HI’s option, either LIBOR (which is subject to a .75% floor) or the base rate (which is subject to a 1.75% floor).  The margins for borrowings under the 2016 Term B Loan Facility are 3.50% for LIBOR and 2.50% for base rate.  The 2016 Term B Loans will amortize in an amount equal to 1% of the principal amount of the 2016 Term B Loans, payable quarterly commencing on June 30, 2016.

The Amendment also extends the stated termination date of the senior secured revolving commitments under the Credit Agreement from March 20, 2017 to March 20, 2021 (the “Extended Revolving Commitments”); provided that the maturity date of the revolving commitments will accelerate if we do not repay, refinance or have a minimum level of liquidity available to enable us to repay HI’s Term B Dollar Loans due 2019 or certain of HI’s senior notes upon their maturity.  The Amendment further increases the capacity for such senior secured revolving commitments in an aggregate amount of $25 million (from $625 million to $650 million) (the “Revolving Increase”).  Borrowings under the Extended Revolving Commitments and the Revolving Increase will bear interest at the same rate as the existing revolving commitments.

The foregoing does not constitute a complete summary of the terms of the Amendment.  The description of the terms of the Amendment is qualified in its entirety by reference to such agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1

Fifteenth Amendment to Credit Agreement, dated as of August 10, 2015, among Huntsman International LLC, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ Russ R. Stolle
Russ R. Stolle
Assistant Secretary

Dated: April  6, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

10.1

Fifteenth Amendment to Credit Agreement, dated as of August 10, 2015, among Huntsman International LLC, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.